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Exhibit 99.2

Notice of Guaranteed Delivery

With Respect to Tender of
Any and All Outstanding 11.25% Senior Secured Notes due 2014
In Exchange For
11.25% Senior Secured Notes due 2014

of

STREAM GLOBAL SERVICES, INC

        Pursuant to the Prospectus dated                    , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON                    , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered and Certified Mail:	By Hand Delivery:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	12th Floor—Northstar East Building
MAC N9303-121	Corporate Trust Operations
P.O. Box 1517	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479
By Overnight Courier or Regular Mail:	By Facsimile:
Wells Fargo Bank, N.A.	(For Eligible Institutions Only):
Corporate Trust Operations	(612) 667-6282
MAC N9303-121	Attn: Bondholder Communications
Sixth & Marquette Avenue
Minneapolis, MN 55479	For Information or Confirmation by:
Telephone: (800) 344-5128, Option 0
Attn: Bondholder Communications

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus (the "Prospectus") dated                    , 2013 of Stream Global Services, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Company's offer (the "Exchange Offer") to exchange up to $30,000,000 in principal amount of its 11.25% Senior Secured Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 11.25% Senior Secured Notes due 2014, issued and sold in a transaction exempt from registration under the Securities Act (the "Private Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Private Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Private Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Private Notes set forth in the Letter of Transmittal.

        The undersigned understands that tenders of Private Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Private Notes to be withdrawn and the aggregate principal amount of Private Notes delivered for exchange, including the certificate number(s) (if any) of the Private Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Private Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned hereby tenders the Private Notes listed below:

  PLEASE SIGN AND COMPLETE

Certificate Numbers of Private Notes (if available)	Principal Amount of Private Notes Tendered

Signature(s) of registered holder(s) or Authorized Signatory

Name(s)	(Please Type or Print)
Title
Address

Area Code and Telephone No.:

Date
If Private Notes will be tendered by book-entry transfer, check the trust company below:

☐	The Depository Trust Company

Depository Account No.:

 GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., Eastern Standard Time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

SIGN HERE
Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone No.:

Date:

DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

 INSTRUCTIONS

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

        2.    Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.    If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3.    Requests for Assistance or Additional Copies.    Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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  Exhibit 99.2
Notice of Guaranteed Delivery With Respect to Tender of Any and All Outstanding 11.25% Senior Secured Notes due 2014 In Exchange For 11.25% Senior Secured Notes due 2014 of STREAM GLOBAL SERVICES, INC
The Exchange Agent is: WELLS FARGO BANK, NATIONAL ASSOCIATION
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Signature(s) of registered holder(s) or Authorized Signatory
GUARANTEE (Not To Be Used For Signature Guarantee)
INSTRUCTIONS